                                                                   Exhibit 10.20


                          PERSONAL SERVICES AGREEMENT


     This PERSONAL SERVICES AGREEMENT is made as of and effective on March 28, 2000, (the "Effective Date") by and between Evoke Incorporated, a Delaware corporation (the "Company") having its principal place of business at 1157 Century Drive, Louisville, Colorado 80027, and Terence G. Kawaja ("Executive").

     WHEREAS, the Company desires to employ Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement and Executive desires to enter the employ of the Company pursuant to such terms and conditions and for such consideration;

     WHEREAS, the provisions of this Agreement are a condition of Executive being employed by Company, of Executive's having access to confidential business and technological information, and of Executive's being eligible to receive certain benefits of the Company. This Agreement is entered into, and is reasonably necessary, to protect confidential information and customer relationships to which Executive may have access, and to protect the goodwill and other business interests of the Company; and

     WHEREAS, the provisions of this Agreement are also a condition to Executive's agreement to provide personal services to Company.

     NOW THEREFORE, in consideration of the mutual promises and covenants agreed to herein, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

     1.   Position, Term, Duties, Responsibilities
          ----------------------------------------

          (a) Position. Executive shall be employed by the Company in the capacity of Chief Financial Officer - Executive Vice President, to act in accordance with the terms and conditions hereinafter set forth.

          (b) Duties. The Executive shall, during the term of his employment hereunder, devote his full normal working time, energies and attention to the duties of his employment, as they may be established from time to time by the Board of Directors of the Company (the "Board") consistent with the position and office occupied by Executive. Executive shall comply with the provisions of this Agreement and all reasonable rules, regulations and administrative directions now or hereafter established by the Company.

          (c) Term. This Agreement shall be for a term beginning on the Effective Date and terminating the earlier of (i) two years from the Effective Date (the "Expiration Date"), or (ii) the date on which Executive's employment is terminated pursuant to Section 3 of this Agreement (the "Term"); provided that the Term shall be automatically extended indefinitely thereafter until either party shall have given notice to the contrary (the "Term Termination

Notice"), in which event the Term shall expire on the six month anniversary of such Term Termination Notice. Notwithstanding the Term set forth in this paragraph, the termination of this Agreement shall not affect Executive's rights pursuant to the option agreement described in Section 2(c), including but not limited to the right to accelerated vesting under the circumstances set forth herein and therein.

          (d) Other Activities. During Executive's employment with the Company, Executive shall devote his entire business time, attention and energies to the performance of his duties and functions under this Agreement; provided, however that nothing in this Agreement shall prevent Executive from: (i) serving as a director of any entity that is not a Competitive Business (as defined in Section
5); (ii) managing his personal investments and affairs and the personal investments and affairs of any of his family members; (iii) acquiring any interest in any entity, whether or not part of a control group, that is directly or indirectly owned or controlled, in whole or in part, by Executive and/or one or more members of his family, or a partnership, trust or other entity held by or for the benefit of Executive and/or one or more members of his family and/or
(iv) performing any services for any entity, whether or not part of a control group, that is directly or indirectly owned or controlled, in whole or in part, by Executive and/or one or more members of his family, or a partnership, trust or other entity held by or for the benefit of Executive and/or one or more members of his family; provided, however, that any service shall be insubstantial and shall not include any active involvement in the management of such entity and provided further that such entities do not constitute a Competitive Business (as defined in Section 5).

     2.   Compensation, Bonuses and Benefits
          ----------------------------------

          (a) Base Salary. During Executive's employment with the Company, the Company shall pay Executive a base annual salary, (the "Base Salary") which at the time of the execution of this Agreement is Two Hundred and Fifteen Thousand Dollars ($215,000). The Base Salary shall be payable in accordance with the Company's normal payroll schedule, less all applicable tax withholdings for state and federal income taxes, FICA and other deductions as required by law and/or authorized by the Executive. The Executive's Base Salary shall be reviewed no less frequently than annually to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, as determined by review of comparably situated companies and, if it is determined that an increase is merited, such increase shall be promptly put into effect and the Base Salary of the Executive as so increased shall constitute the Base Salary of the Executive for purposes of this Agreement.

          (b) Incentive Compensation Program. During Executive's employment with the Company, Executive shall be eligible for a discretionary performance-based bonus based upon the actual performance of the Company in relation to target milestones agreed upon by the Compensation Committee of the Board, or the Board. The Compensation Committee or the Board will set such milestones on or before December 31st of each year of the Term. Notwithstanding anything in this Agreement to the contrary, (i) Executive's target annual bonus for the 2000 calendar year shall be an amount up to 100% of Executive's Base Salary, and (ii) Executive shall receive a guaranteed minimum bonus for the 2000 calendar year in an amount equal to 50% of Executive's Base Salary (the "Guaranteed Bonus"). Any bonus payable as a performance bonus shall be in the amount, and paid at the time and in the manner, as determined by the Compensation Committee or the Board.

          (c) Initial Stock Options. At the Effective Date, the Company shall grant Executive options to purchase 1,200,000 shares of the Company's $.001 par value common stock (the "Initial Stock Options") pursuant to the Company's 2000 Equity Incentive Plan (the "2000 Plan") with the purchase price, expiration date, type of option, vesting and other terms all as described on Exhibit A attached hereto. Notwithstanding anything to the contrary in this Agreement (or the Exhibits attached hereto), the Initial Stock Options shall become fully vested and immediately exercisable (and any shares purchasable or purchased under the Initial Stock Options shall no longer be subject to any repurchase rights by the Company) upon (i) the occurrence of a Change in Control (as defined in Section 3(g)), (ii) termination of Executive's employment (A) by the company other than for Cause (as defined in Section 3), including upon the Company's delivery of the Term Termination Notice to Executive, or (B) by the Executive for Good Reason (as defined in Section 3). Subsequent grants may be awarded subject to the approval of the Board based on your performance and contributions to the business.

          (d) Initial Stock Purchase. On or within five days following the Effective Date, the Executive shall be permitted but not obligated to purchase 375,000 shares of the Company's $0.001 par value common stock (the "Initial Shares") at a purchase price of $ 3.00 per share. Executive acknowledges that such shares shall be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and shall be deemed "restricted securities" thereunder, but shall otherwise be freely transferable and not subject to any repurchase right by the Company. The Company and Executive acknowledge that the Board has determined that the fair market value as of the Effective Date of one share of the Company's $0.001 par value common stock is $7.20. The Company shall provide Executive with an interest-free loan (the "Loan") in an amount equal to the amount of income taxes payable as a result of Executive's purchase of the Initial Shares. The Executive shall be obligated to repay the Loan to the Company upon the earlier of: (i) four years from the date of the loan, (ii) termination of Executive's employment; provided, however, that, to the extent then outstanding, the Loan shall be forgiven in the event that Executive's employment is terminated (i) by the Company other than for Cause, including upon the Company's delivery of the Term Termination Notice to Executive or (ii) by the Executive for Good Reason. The Company shall not be obligated to reimburse employee for any taxes associated with the forgiveness of such loan.

          (e) Benefits. Executive shall also be entitled to participate in such employee benefit plans which the Company provides or may establish from time to time for the benefit of employees, subject to the terms of each such plan and subject to the right of the Company and the Board to modify, revise or eliminate such benefit plans from time to time in their sole discretion. Executive shall pay for the portion of the cost of such benefits as is from time-to-time established by Company as the portion of such cost to be paid by senior executives of Company.

          (f) Costs and Expenses. Executive shall be entitled to reimbursement for all ordinary reasonable out-of-pocket business expenses which are reasonably incurred by him in the furtherance of the Company's business, in accordance with the policies adopted from time to time by the Company or the Board. Executive will comply with the Company's travel policies as established from time to time by the Company or the Board; provided, that Executive shall be entitled to reimbursement for first-class airfare travel expenses incurred in connection with the performance of Executive's duties and responsibilities hereunder; provided, further, that Executive shall not incur such business travel expenses for first-class airfare until such time as Executive has reasonably utilized to the greatest extent possible Executive's personal frequent-flyer points and/or mileage for the purposes of upgrading to first-class (subject to availability and other restrictions imposed by the airline carriers).

          (g) Vacation. During the Term, Executive shall be entitled to four weeks of paid vacation per year so long as the absence of Executive does not interfere in any material respect with the performance by Executive of Executive's duties hereunder. Executive will use his best efforts to schedule vacation periods to minimize disruption of the Company's business.

     3.   Termination.
          -----------

          (a) Mutual Agreement. This Agreement may be terminated at any time by the mutual agreement of the Company and Executive, expressed in writing.

          (b) Voluntary. Executive may terminate this Agreement with or without the consent of the Company by giving written notice of his intent to terminate with the effective date of termination at least one hundred (100) days after the effective date of the notice of termination. After such notice the Company may accelerate the date of termination without being in breach hereof.

          (c) Without Cause. The Company may terminate this Agreement at any time without Cause upon twenty (20) days prior notice.

          (d) Disability or Death. The Company may terminate this Agreement upon the death or disability of Executive. For purposes of this Agreement, Executive shall be considered disabled if he is unable to perform his duties under this Agreement as a result of injury, illness or other disability for a period of one hundred eighty (180) consecutive days, or one hundred eighty (180) days in a three hundred sixty-five (365) day period, and the Board reasonably determines that Executive has been unable to perform his duties for the one hundred eighty (180) day period as a result of injury, illness or other disability.

          (e) For Cause by the Company. The Company may terminate this Agreement for "Cause", as defined below, immediately upon written notice to Executive. For purposes of this Agreement, "Cause" shall mean:

               (i) If Executive materially violates any term of this Agreement and such action or failure is not substantially remedied or reasonable steps to effect such substantial remedy are not commenced within twenty (20) days of written notice from the Company to Executive.

               (ii) Dishonesty which is not the result of an inadvertent or innocent mistake of Executive with respect to the Company or any of its subsidiaries;

               (iii) Willful misfeasance or nonfeasance of duty by Executive intended to injure or having the effect of injuring in some material fashion the reputation, business or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors or employees;

               (iv) Conviction of Executive upon a charge of any crime involving moral turpitude or a crime other than a vehicle offense which could reflect in some material fashion unfavorably upon the Company or any of its subsidiaries; or

               (v) Willful or prolonged absence from work by the Executive (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Executive to perform his duties and responsibilities without the same being corrected upon twenty (20) days prior written notice.

          (f) For Good Reason by the Executive. If (i) there is a material reduction or change of Executive's reporting relationship, job duties, responsibilities or requirements that is inconsistent with the position or positions listed in Section 1(a) and the Executive's prior reporting relationship, duties, responsibilities or requirements; (ii) there is a reduction in Executive's Base Salary, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company;
(iii) the Company requires Executive to relocate to a facility or location more than 50 miles from the Company's current location; or (iv) the Company materially breaches this Agreement, Executive may at his option terminate his employment and such termination shall be considered to be a termination of Executive's employment by the Company for reasons other than Cause. Such termination is a termination by Executive for Good Reason.

          (g) Termination of Executive Upon Change of Control. In the event Executive's employment is terminated prior to the Expiration Date on or following the occurrence of a Change of Control of the Company, as defined below, Company shall: (i) pay to Executive, in a lump sum within ten (10) days after the date Executive's employment is terminated, the amount of Executive's then current Base Salary pursuant to Section 2(a) above through the termination date of this Agreement or for a period of eighteen (18) months, whichever is longer, beginning in the month next following such termination; and (ii) pay to Executive the portion of the incentive compensation for the year of such termination which is (A) determined by objective measurement standards under
Section 2(b), and (B) would have been paid to Executive had Executive been continuously employed under this Agreement through the Expiration Date. Payment of such portions of incentive compensation, if any, shall be made to Executive within 10 business days after the date, if any, on which senior executives of Company receive payment of their incentive compensation under such incentive compensation program. If a Change of Control (as defined below) results in a successor firm, Executive shall receive, in lieu of the shares underlying the Initial Stock Option, the cash, stock and other securities or property in the successor firm to which he would have been entitled if he had exercised the Initial Stock Options immediately prior to the Change of Control or, at the Company's election, the Initial Stock Options shall be converted into an equivalent number of like securities, fully vested as aforesaid, preserving the post-tax economics of the Initial Stock Options, including the substantive terms thereof. The term of the Initial Stock Options shall be ten years from the date of grant. The Initial Stock Options shall not be transferable except by will or by reason of the laws of descent and distribution. Thereafter Executive shall not be entitled to receive, and the Company shall not be obligated to provide Executive with any additional salary, payments or benefits of any kind other than those specifically set forth in this Section 3(g) and all accrued compensation and unreimbursed business expenses.

               As used herein, "Change of Control" means (i) a sale, lease or other disposition of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of the members of the Board has changed; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of the member of the Board has changed; (iv) an acquisition by any entity (other than (A) a controlled affiliate of the Company, (B) any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company, or (C) any company owned directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of Common Stock interest of the Company, immediately prior to the occurrence with respect to which the evaluation of the Change in Control is being made) of the beneficial ownership, directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or (v) any event which causes the individuals who, as of the date of adoption of the Plan, are members of the Company's Board (the "Incumbent Board") to cease for any reason to constitute at least fifty percent (50%) of the Board. (If the election, or nomination for election by the Company's stockholders of any new Director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered to be a member of the Incumbent Board in the future.)

          (h) (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 3(h)) (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up

Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               (ii) Subject to the provisions of Section 3(h)(i), all determinations required to be made under this Section 3(h), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-up Payment under this Section 3(h) with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

     4.   Payments at Termination.
          -----------------------

          (a)  Upon (i) termination of this Agreement by the Company under
Section 3(c) titled "Without Cause", including upon the Company's delivery of the Term Termination Notice to Executive or (ii) termination of this Agreement by Executive under Section 3(f) titled "For Good Reason by the Executive," Executive shall receive monthly payments equal to his Base Salary prior to termination ("Applicable Base Salary") through the termination date of this Agreement or for a period of eighteen (18) months, whichever is longer, beginning in the month next following such termination. In either case Executive shall receive all accrued compensation and unreimbursed expenses to the date of termination as provided herein. The monthly payments provided for in this
Section 4(a) shall be paid in accordance with the Company's normal payroll schedule, less applicable tax withholdings for state and federal taxes and other deductions required by law and shall not be reduced by compensation the Executive may receive from other sources. In either such case of termination, all unexercised options granted pursuant to the 2000 Plan or any other Company stock option plan (the "Plan"), including the Initial Stock Options, shall vest and become exercisable on the day of termination (and any shares purchasable thereunder shall no longer be subject to any repurchase rights by the Company, if any). For any such non-statutory stock option or incentive stock option, the period for exercise of the option shall continue for the shorter of the maximum length of time the option is exercisable under the Plan as though the service of Executive had not terminated, and three (3) years after the date of termination of service, provided, however, that if the existence of this sentence would cause any incentive stock option not to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, ("Section 422") at any time prior to ninety (90) days after termination of employment as provided in Section 422, this sentence shall be null and void as to such incentive stock option.

          (b)  If the Company terminates this Agreement due to disability, under
Section 3(d) titled "Disability or Death," Executive or his estate shall receive the disability payments provided for by the Company's disability insurance policy.

          (c)  If Executive terminates this Agreement without cause under
Section 3(b), titled "Voluntary", or if this Agreement is terminated under
Section 3(a), titled "Mutual Agreement," or if this Agreement is terminated by the Company under Section 3(e) titled "For Cause by the Company," Executive shall not be entitled to any further payments except unreimbursed expenses to the date of termination as provided herein and any accrued compensation and as provided in Section 4(d).

          (d)  In the event of termination of Executive's employment under
Section 4(a), (b) or (c), termination is the date of actual termination, not the date notice of termination is given. Other than payments owing under a provision providing for payments at a different time, all payments for accrued unpaid monthly compensation shall be made within ten (10) days after the end of the month following the month in which termination occurred and all payments for reimbursement shall be made within forty-five (45) days after the end of the month following the month in which termination occurred.

          (e) Unless specified otherwise in any bonus plan or bonus agreement, if termination occurs during a bonus period pursuant to Section 3(c) titled "Without Cause" or Section 3(f) titled "For Good Reason by the Executive," or
Section 3(d) titled "Disability or Death," and based upon the results of the full bonus period the bonus would have been earned, any bonus which would have been earned shall be based upon the number of calendar days in such bonus period which have elapsed at the date of termination. Unless specified otherwise in any such bonus plan or bonus agreement, if Executive is terminated "For Cause by the Company" (Section 3(e)), or Executive terminates voluntarily (Section 3(b) or Executive after termination violates a confidentiality, covenant not to compete, or "no hire" or "no raid" agreement with the Company, its parent (if any) or a direct or indirect Company subsidiary or affiliate, then the Company shall have no obligation to pay any earned or unearned bonus or the payments provided for in the first sentence of Section 4(e) hereof.

          (f) The foregoing rights in this Section 4 are Executive's exclusive rights to payment from the Company in the event of termination of this Agreement except for amounts which the Company is required to pay under applicable statute or regulation, payments under insurance policies, and payments owing under other written agreement(s) (if any) between the Company and Executive.

          (g) Employment at Will After Termination of Agreement. If, upon the termination of this Agreement pursuant to Section 3, the parties to this Agreement agree that Executive shall remain employed by the Company, then Executive's employment with the Company will continue in accordance with, and subject to, the terms and conditions of this Agreement, except that Executive's continued employment will not be for any specific term but will be at-will and either the Company or Executive may terminate the employment relationship at any time for any reason whatsoever. If the Company then terminates the employment of Executive pursuant to Section 3(c) or Executive terminates the relationship for Good Reason pursuant to Section 3(f), Executive shall be entitled to his salary and bonus through the date of termination. If the Company terminates the employment of Executive for Cause pursuant to Section 3(e) or Executive voluntarily terminates his employment pursuant to Section 3(b), Executive shall be entitled to his salary through the date of termination and no bonus payments.

     5.   Non-Competition.
          ---------------

          (a) Executive covenants and agrees with the Company that so long as he is employed by the Company and for a period of the longer of (i) twelve (12) months after termination of Executive's employment for any reason or (ii) during which any payments are made to Executive or for his benefit following termination of employment pursuant to Section 4 of this Agreement, Executive will not engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, advisor, sole proprietor, stockholder, partner, independent contractor, trustee, joint venturer or in any other individual or representative capacity whatever, in the conduct or management of, or own any stock or other proprietary interest in, or debt of, any business organization, person, firm, partnership, association, corporation, enterprise or other entity that shall be engaged in any business (whether in operation or in the planning, research or development stage) that is a Competitive Business anywhere in the Restricted Territory, unless Executive shall obtain the prior written consent of the Board, given in its sole discretion, which consent shall make express reference to this Agreement.

Notwithstanding the foregoing, Executive may (i) make passive investments in any company whose stock is listed on a national securities exchange or traded in the over-the-counter market so long as he does not come to own, directly or indirectly, more than five percent (5%) of the equity securities of such company
(ii) join an investment banking firm and provide general investment banking and advisory services to any business, whether or not such business is a Competitive Business and (iii) become employed by a division of AT&T, MCI and Global Crossing, or an equivalently large, diversified corporation, provided that Executive is not assigned to a division or group which directs or conducts a Competitive Business. For purposes of this Agreement, a business shall be considered a "Competitive Business" if it involves or relates to (i) the provision of (a) telephonic or internet based teleconferencing products or services or (b) web collaboration products or services (except to the extent that such products or services are not, in the reasonable opinion of a person experience in the industry, competitive with the Company's products or services at the time of Executive's termination) or (ii) the business currently conducted by Centra Software, Contigo Software, PlaceWare or WebEx. The term "Restricted Territory" shall mean each and every county, province, state, city or other political subdivision of the United States.

          (b) During the time of Executive's employment and for twelve (12) months after termination of Executive's employment for any reason, without the express, prior written consent of an executive officer of the Company, Executive shall not engage in any of the following conduct:

               (i) Hire, attempt to hire or assist any other person or entity in hiring or attempting to hire any current employee of the Company or any person who was a Company employee within the three (3) month period prior to the termination of Executive's employment; provided, however that this prohibition on solicitation of the Company's employees shall not apply to the person acting as the Executive's current executive assistant as of the date of termination of Executive's employment; and provided further that Executive agrees that Executive will provide the Company with thirty (30) days prior written notice of Executive's intent to solicit and/or hire such executive assistant upon Executive's termination of employment.

               (ii) Solicit, divert, or take away, in competition with the Company, the business or patronage of any current Company customer. Notwithstanding the foregoing, this restriction shall not apply to any person or entity who is no longer a customer at the time of any such solicitation by Executive.

          (c) Executive agrees that if he acts in violation of Sections 5 or 7 of this Agreement, the number of days that such violation exists will be added to any period of limitations on the specific activities.

          (d) The covenants contained in paragraph (a) shall be construed as a series of separate covenants, one for each county, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in paragraph (a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 5 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (e) Without limitation of any of the provisions of this Section 5, any payments to be made to Executive or for his benefit following termination of his employment with the Company pursuant to Section 4 of this Agreement shall be deemed to secure his agreements set forth in this Section 5 and such payments may be terminated by the Company if Executive fails to observe the agreements set forth in this Section 5 and fails to cure such failure within ten (10) days of receipt of written notice of such failure.

          (f) Executive (i) acknowledges that his skills and experience are such that he can anticipate finding employment at a senior level in his profession, and (ii) represents and agrees that the restrictions imposed by this
Section 5 on engaging in competitive business activities are necessary for the protection of the legitimate interests and competitive position of the Company and do not impose undue hardships on him.

     6.   Termination Obligations of Executive
          ------------------------------------

          (a) Return of the Company's Property. Executive hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, files, disks and other media with Company information, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Executive in the course of or incident to Executive's employment, belong to the Company and shall be promptly returned to the Company upon termination of Executive's employment.

          (b) Cooperation in Pending Work. For two (2) months after termination of Executive's employment, Executive agrees to fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company following any termination of Executive's employment. For two (2) years after termination of Executive's employment, Executive shall also cooperate in the resolution of any dispute, including litigation of any action, involving the Company that relates in any way to Executive's activities while employed by the Company. In the event, however, Executive's services to the Company under this
Section 6(b) exceed forty (40) hours, the Company shall pay Executive for his services at a rate equivalent to his Base Salary at the time of termination of employment and shall pay Executive's out-of-pocket expenses incurred in connection with his services. Such activities and all such activities shall be scheduled for mutually convenient times.

     7.   Confidentiality.
          ---------------

          (a) Confidential Information. Executive acknowledges that he has had and will have access to certain information related to the business, operations, future plans and customers of the Company, the disclosure or use of which could cause the Company substantial losses and damages. Accordingly, Executive covenants that during the term of his employment with the Company and thereafter he will keep confidential all information and documents furnished to him by or on behalf of the Company and not use the same to his advantage, except to the extent such information or documents are lawfully obtained from other sources on a non-confidential (as to the Company) basis or are in public domain through no fault on his part or is consented to in writing by the Company.

          (b) Innovations, Patents, and Copyrights. Executive agrees to promptly disclose, in writing, all Innovations to the Company. Executive further agrees to provide all assistance requested by the Company, at its expense, in the preservation of its interests in any Innovations, and hereby assigns and agrees to assign to the Company all rights, title and interest in and to all worldwide patents, patent applications, copyrights, trade secrets and other intellectual property rights in any Innovation. Furthermore, during the term of this Agreement, the Company may, with Executive's written permission (such permission not to be unreasonably withheld), use Executive's name and image as appropriate in the conduct of its business.

          "Innovations" shall mean all developments, improvements, designs, original works of authorship, formulas, processes, software programs, databases, and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets, that Executive by himself or jointly with others, creates, modifies, develops, or implements during the period of Executive's employment which relate in any way to the Company's business. The term Innovations shall not include Innovations developed entirely on Executive's own time without using the Company's equipment, supplies, facilities or Confidential Information, and which neither relate to the Company's business, nor result from any work performed by or for the Company.

     8.   Right to Injunctive Relief. Executive agrees and acknowledges that a
          --------------------------
violation of the covenants contained in Sections 5, 6(a) and 7 of this Agreement will cause irreparable damage to the Company, and that it is and may be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by Executive of any such covenant. Therefore, Executive further agrees that in the event of any violation or threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by Executive, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.

     9.   Alternative Dispute Resolution. The Company and Executive mutually
          ------------------------------
agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the parties relating in any way to Executive's employment with the Company or the termination of that relationship, including disputes arising under the common law and/or any federal or state statutes, laws or regulations, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties. In the event mediation is unsuccessful in resolving the claim or controversy, such claim or controversy shall be resolved exclusively by binding arbitration. The claims covered by this Agreement ("Arbitrable Claims") include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract (including this Agreement) or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraph. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims.

     Claims Executive or the Company may have regarding Workers' Compensation or unemployment compensation benefits and the noncompetition provisions of this Agreement are not covered by the arbitration and mediation provisions of this Agreement. Claims Executive or the Company may have for violation of the proprietary information provisions of this Agreement as well as the terms and provisions of Exhibit A of this Agreement are not covered by the arbitration and mediation provisions of this Section 9 of this Agreement.

     Arbitration under this Agreement shall be the exclusive remedy for all Arbitrable Claims. The Company and Executive agree that arbitration shall be held in or near either Boulder or Denver, Colorado and shall be in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association, before an arbitrator licensed to practice law in Colorado. The arbitrator shall have authority to award or grant both legal, equitable, and declaratory relief. Such arbitration shall be final and binding on the parties. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 9 pertaining to Alternative Dispute Resolution.

     This Agreement to mediate and arbitrate survives termination of Executive's employment.

     10.  Use of Executive's Likeness. For so long as Executive is employed by
          ---------------------------
the Company or an Affiliate, Executive authorizes the Company or an Affiliate to use, reuse and to reasonably grant others the right to use and reuse without additional compensation, Executive's name, photograph, likeness (including caricature), voice and biographical information and any reproduction or simulation thereof in any media now known or hereafter developed, for valid business purposes of the Company or an Affiliate.

     11.  Exclusion of Property of Others. Executive will not bring to the
          -------------------------------
Company or use in the performance of his duties any documents or materials of a former employer that are not generally available to the public or that have not been legally transferred to the Company.

     12.  Executive's Authorization to Deduct Amounts Owed. Upon Executive's
          ------------------------------------------------
separation from employment, Company is authorized to deduct from Executive's final wages or other monies due Executive any debts or amounts owed to Company by Executive.

     13.  Integration. This Agreement and any exhibits attached hereto shall
          -----------
constitute the entire Agreement relating to the employment of Executive. This Agreement shall be governed by the laws of Colorado, excluding laws on choice of law. Any litigation regarding this Agreement shall only be brought and heard in the federal or state courts located in Denver, Colorado and no transfer of venue outside such area shall be permitted.

     14.  Unenforceability. If any paragraph or subparagraph of this Agreement
          ----------------
or any part thereof shall be unenforceable under any applicable laws, notwithstanding such unenforceability the remainder of this Agreement shall remain in full force and effect.

     15.  Binding. This Agreement shall inure to the benefit of and be binding
          -------
upon, the Company and its affiliates and subsidiaries.

     16.  Attorneys' Fees. In the event of any legal or arbitration action or
          ---------------
proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees and costs, whether or not the proceeding results in a final judgment.

     17.  Survival. Terms which by their terms or sense are to survive
          --------
termination hereof shall so survive.

     18.  Notice. All notices or other communications required or permitted
          ------
hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, overnight delivery or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the
Company:

          Evoke Incorporated
          1157 Century Drive
          Louisville, Colorado  80027
          Attn: Board of Directors
          Telephone:     (303) 928-2400
          Facsimile:     (303) 928-2832

and to Executive at:

          Terence G. Kawaja
          205 East Street, Apt. 20C
          New York, NY 10021
          Telephone:     (212) 327-0765
          Facsimile:     (212) 585-1077

Executive and the Company shall be obligated to notify the other party of any change in address. Notice of change of address shall be effective only when made in accordance with this Section.

     19.  Executive Acknowledgment. The parties acknowledge (a) that they have
          ------------------------
consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Personal Services Agreement as of the Effective Date.

                              EVOKE INCORPORATED

                              By:________________________________________
                              Title:_____________________________________

                              EXECUTIVE


                              ___________________________________________
                              Terence G. Kawaja

                                   EXHIBIT A



                              EVOKE INCORPORATED
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Evoke Incorporated, (the "Corporation"):

          Optionee:  Terence G. Kawaja
          --------

          Grant Date:  March __, 2000
          ----------

          Vesting Commencement Date:
          -------------------------

     Exercise Price:  $6.20 per share


     Number of Option Shares:    1,200,000 shares


          Expiration Date:  November __, 2009
          ---------------

          Type of Option:           Incentive Stock Option
          --------------      -----
                                X   Non-Statutory Stock Option
                              -----

          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  Except as otherwise provided in any other agreement
          ----------------
          between the Optionee and the Corporation, (a) the Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share, (b) Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period of Service measured from the first anniversary of the Vesting Commencement Date and (c), in no event shall any additional Option Shares vest after Optionee's cessation of Service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Evoke Incorporated 2000 Equity Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the

Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

     Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

     REPURCHASE RIGHTS.  OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED
     -----------------
UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

     No Employment or Service Contract.  Nothing in this Notice or in the
     ---------------------------------
attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     Definitions.  All capitalized terms in this Notice shall have the meaning
     -----------
assigned to them in this Notice or in the attached Stock Option Agreement.

Date:   March____________, 2000



                                     EVOKE INCORPORATED


                                     _______________________________________
                                     By:____________________________________
                                     Title:_________________________________



                                     OPTIONEE


                                     _______________________________________

                                     Address:_______________________________

                                     _______________________________________

ATTACHMENTS
-----------
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - 2000 Equity Incentive Plan

                                   EXHIBIT A
                                   ---------

                            STOCK OPTION AGREEMENT
                            ----------------------

                                   EXHIBIT B
                                   ---------

                           STOCK PURCHASE AGREEMENT
                           ------------------------

                                   EXHIBIT C
                                   ---------

                       EVOKE 2000 EQUITY INCENTIVE PLAN
                       --------------------------------